UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 26, 2012

THE EMPIRE DISTRICT ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Kansas

(State or other jurisdiction of incorporation)

1-3368	44-0236370
(Commission File Number)	(IRS Employer Identification Number)

602 S. Joplin Avenue, Joplin, Missouri	64801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (417) 625-5100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 26, 2012, The Empire District Electric Company (the “Company”) held its annual meeting of the Company’s shareholders (the “Annual Meeting”) in Joplin, Missouri. At the Annual Meeting, the shareholders of the Company elected four directors for three year terms, ratified the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2012 and voted on a non-binding advisory proposal to approve the compensation of the Company’s named executive officers as disclosed in the proxy statement.

The final voting results are set forth below:

	Shares Voted
	For	Against	Abstentions	Broker Non-Votes
Election of directors for a term of three years each:
D. Randy Laney	22,345,859	546,692	—	11,975,891
Bonnie C. Lind	22,520,032	372,519	—	11,975,891
B. Thomas Mueller	22,533,552	358,999	—	11,975,891
Dr. Paul R. Portney	22,272,279	620,272	—	11,975,891

	For	Against	Abstentions	Broker Non-Votes
Ratification of Independent Auditors:	34,358,070	396,234	114,138	—

	For	Against	Abstentions	Broker Non-Votes
Non-binding advisory approval of the compensation of the named executive officers as disclosed in the proxy statement:	20,922,599	1,192,048	777,904	11,975,891

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EMPIRE DISTRICT ELECTRIC COMPANY

By:	/s/ Laurie A. Delano
	Name:	Laurie A. Delano
	Title:	Vice President - Finance & Chief Financial Officer

Dated:  April 27, 2012